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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 1997 included in Weeks Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-2 filed on September 26, 1997, our report dated September 24, 1996 included in Weeks Corporation's Current Report on Form 8-K dated November 5, 1996 and filed on November 6, 1996, and our reports dated September 8, 1997 included in Weeks Corporation's Current Report on Form 8-K dated October 3, 1997 and filed on October 6, 1997, and to all references to our firm included in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
December 16, 1997